Exhibit 99.1

Net Income for the First Nine Months of 2010 increased $22.0 Million Over the First Nine Months of 2009 to $60.3 Million; Republic Posts Net Income of $7.3 Million for the Third Quarter of 2010, a 29% Increase Over the Third Quarter of 2009

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 20, 2010--Republic Bancorp, Inc. is pleased to report the Company achieved net income of $60.3 million for the first nine months of 2010, a $22.0 million, or 58%, increase over the first nine months of 2009. Diluted Earnings per Class A Common Share increased 57% for the first nine months of 2010 to $2.89. Return on average assets (“ROA”) and return on average equity (“ROE”) were 2.25% and 22.50% for the nine months ended September 30, 2010. Net income was $7.3 million for the third quarter of 2010, a $1.6 million increase over the third quarter of 2009. Diluted Earnings per Class A Common Share increased to $0.35 for the third quarter of 2010.

Steve Trager, Republic’s President & CEO noted, “We are excited that we continue to produce solid results in a difficult environment for banks. In August, we were once again recognized for our continued success with a top-10 national ranking in the American Banker’s first quarter 2010 ranking of the nation’s most efficient bank holding companies. This was the fourth recognition that Republic has received during 2010 as one of the highest performing financial institutions in the United States. As with any business endeavor, our success is the result of the cumulative effort of our 730+ associates that care for our existing clients each and every day while diligently working to attract new ones.”

Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company and Republic Bank.

The following chart highlights Republic’s results of operations for the third quarter and first nine months of 2010 compared to the same periods in 2009:

	YTD	YTD	%	QTR	QTR	%
(dollars in thousands, except per share data)	09/30/10	09/30/09	Increase	09/30/10	09/30/09	Increase

Net Income	$60,335	$38,287	58%	$7,310	$5,661	29%
Diluted Earnings per Class A Share	$2.89	$1.84	57%	$0.35	$0.27	30%
Return on Average Assets ("ROA")	2.25%	1.47%	53%	0.92%	0.74%	24%
Return on Average Equity ("ROE")	22.50%	16.55%	36%	7.92%	7.11%	11%

With the third quarter’s solid results, the Company continues to add to its already strong capital levels. Since December 31, 2008, or over the last seven quarters, capital has increased by $95 million to $371 million as of September 30, 2010. Dividends declared by Republic over that same 21-month time period were $19 million. In addition to the accolades that the Company has received in 2010 as a top performing bank in the United States, Republic, with a 5-year dividend growth rate of nearly 14% and a 12-month trailing dividend yield of 2.9%, was also recently recognized as a top dividend paying Company by the popular financial website, The Motley Fool.

Results of Operations for the Third Quarter of 2010 Compared to the Third Quarter of 2009

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $6.3 million for the third quarter of 2010, a $74,000 increase compared to the third quarter of 2009. Net income for the quarter was positively impacted by a reduction in provision for loan losses and lower overhead expenses, which helped to offset a decrease in net interest income. As with previous quarters, the Company remained conservative in its lending and investment strategies while continuing its focus on core deposit growth.

While Republic’s Core Banking net interest margin was a healthy 3.49% for the third quarter of 2010, net interest income declined by $1.3 million, or 5%, during the quarter. “Net interest income continued to be negatively impacted by historically low long-term interest rates combined with soft consumer demand for adjustable rate mortgage products held within the Company’s portfolio. Combining these factors with our on-going conservative investing and lending strategies, we expect some moderation of our net interest margin will likely continue in the near-term. With a strong capital base and continuing solid earnings results, we expect to maintain our conservative asset deployment strategies for the foreseeable future, while selectively seeking opportunities to grow the Company’s asset base with quality loan and investment products,” further noted Trager.

Core Banking non-interest income declined by 3% during the third quarter of 2010 to $7.5 million, with the primary decrease occurring in the “service charges on deposits” category. Approximately $652,000 of the decline in service charges on deposits was the result of the discontinuation of the Company’s Currency Connection product, which was marketed to clients on a national basis through various third parties. The Company discontinued the product because the future profitability no longer met management’s required rate of return due to a substantial anticipated increase in the cost of future product delivery. Partially offsetting the decline in service charges on deposits during the third quarter was an $850,000 decrease in Other-Than-Temporary-Impairment (“OTTI”) charges associated with the Company’s small private label security portfolio.

Core Banking non-interest expenses declined $613,000, or 3%, for the third quarter of 2010 to $22.8 million. The primary driver of the decline in overhead expenses for the quarter was a decrease in third party costs associated with the Company’s debit card product and a reduction in FDIC insurance expense. The decrease in debit card costs was the direct result of a contract with a new third party provider, which substantially reduced, among other things, usage fees incurred by the Company for its debit card customer base. FDIC Insurance expense decreased $413,000 during the third quarter of 2010.

Core Banking provision for loan losses for the third quarter of 2010 was $1.7 million, a $583,000 decrease from the third quarter of 2009. Non-performing loans favorably declined nearly $6.8 million from December 31, 2009 and $1.3 million from June 30, 2010 to $36.4 million at September 30, 2010. The Traditional Bank’s delinquency ratio improved 29 basis points from year end and 3 basis points from June 30, 2010 to 1.69% at September 30, 2010. Overall, the Company’s allowance for loan losses to total loans was 1.14% as of September 30, 2010 compared to 1.01% at December 31, 2009. “Our current credit quality measures remain in the top echelon of our peer group, nationally, and continue to reflect our sound lending practices. We remain encouraged by the modest improvements the Company has experienced in trends within select credit quality measurements during the first nine months of 2010,” further commented Trager.

Tax Refund Solutions (“TRS”)

TRS, which derives substantially all of its revenues during the first and second quarters of the year, historically operates at a net loss during the third and fourth quarters of the year as the Company prepares for the upcoming tax season. During the third quarter of 2010, however, TRS posted net income of $967,000 compared to a net loss of $608,000 for the third quarter of 2009. The large positive swing in earnings was the result of the Company’s revised Refund Anticipation Loan (“RAL”) underwriting standards for 2010, which continued to pay dividends with better than expected payments received during the quarter for RALs previously charged off during the year. In total, TRS recorded recoveries of previously charged-off RALs of $3.5 million for the third quarter of 2010 compared to recoveries of $882,000 during the third quarter of 2009. As a result of these recoveries, TRS’ RAL loss rate improved to approximately 0.37% of total RALs originated as of September 30, 2010.

Entering the final quarter of 2010, the Company will begin accumulating funds for its first quarter 2011 tax season. The Company expects to employ a similar on-balance sheet funding strategy as it did during the first quarter 2010 tax season. As a result, Republic expects to experience a nominal decline in its total Company net interest income and net interest margin during the fourth quarter of 2010 compared to the third quarter of 2010, as it begins to accumulate additional cash. The final impact to the Company’s net interest income and net interest margin for the fourth quarter of 2010 cannot yet be determined because the Company has not finalized its strategy regarding the amount and the timing of its funding needs for the first quarter 2011 tax season.

CONCLUSION

“With continued uncertainty in a rapidly changing economic, regulatory and political landscape, Republic remains a safe and secure partner for its client base and a solid long-term investment opportunity for its shareholders. Our slogan, ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow,®’ has never been more accurate than it is today. Our capital base and credit quality ratios are among the best in the country. We have produced solid results over our many years by not chasing the ‘can’t miss’ products of the time, but instead remaining true to our aspirations of maintaining the highest credit quality in the industry while providing superior client service that is second to none. We believe these philosophies will continue to pay dividends for our clients and our shareholders for many years to come,” concluded Steve Trager.

Republic Bancorp, Inc. (Republic) has 44 banking centers and is the parent company of Republic Bank & Trust Company with 35 banking centers in 13 Kentucky communities - Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey, New Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.0 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic's Class A Common Stock is listed under the symbol 'RBCAA' on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2009 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Third Quarter 2010 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sept. 30, 2010	Dec. 31, 2009	Sept. 30, 2009
Assets:
Cash and cash equivalents	$171,024	$1,068,179	$138,906
Investment securities	600,834	467,235	498,329
Mortgage loans held for sale	5,783	5,445	8,597
Loans	2,157,330	2,268,232	2,292,913
Allowance for loan losses	(24,566)	(22,879)	(19,793)
Federal Home Loan Bank stock, at cost	26,274	26,248	26,248
Premises and equipment, net	38,171	39,380	39,629
Goodwill	10,168	10,168	10,168
Other assets and accrued interest receivable	50,751	56,760	42,424
Total assets	$3,035,769	$3,918,768	$3,037,421

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$328,083	$318,275	$325,641
Interest-bearing	1,409,019	2,284,206	1,352,792
Total deposits	1,737,102	2,602,481	1,678,433

Securities sold under agreements to repurchase and other short-term borrowings	286,510	299,580	280,841
Federal Home Loan Bank advances	565,424	637,607	699,689
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	34,668	21,840	22,295
Total liabilities	2,664,944	3,602,748	2,722,498

Stockholders' equity	370,825	316,020	314,923
Total liabilities and Stockholders' equity	$3,035,769	$3,918,768	$3,037,421

Average Balance Sheet Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2010	2009	2010	2009
Assets:
Investment securities, including FHLB stock	$623,758	$533,202	$538,977	$541,789
Federal funds sold and other interest-earning deposits	229,125	87,202	519,489	354,618
Loans and fees, including loans held for sale	2,180,565	2,308,156	2,389,558	2,411,128
Total earning assets	3,033,448	2,928,560	3,448,024	3,307,535
Total assets	3,163,734	3,056,269	3,578,249	3,478,209

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$345,970	$327,173	$447,989	$400,830
Interest-bearing deposits	1,471,806	1,376,461	1,775,299	1,732,077
Securities sold under agreements to repurchase and other short-term borrowings	333,299	311,867	322,492	322,553
Federal Home Loan Bank advances	565,445	655,791	577,170	622,391
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,411,790	2,385,359	2,716,201	2,718,261
Stockholders' equity	369,279	318,704	357,614	308,403

Income Statement Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2010	2009	2010	2009

Total interest income (1)	$35,270	$38,265	$159,386	$175,128
Total interest expense	8,818	10,529	28,009	38,655

Net interest income	26,452	27,736	131,377	136,473

Provision for loan losses	(1,804)	1,427	17,966	28,778

Non interest income:
Service charges on deposit accounts	3,847	4,990	11,728	14,404
Electronic refund check fees	293	137	58,513	25,272
Net RAL securitization income	8	26	228	498
Mortgage banking income	1,679	1,667	4,094	9,358
Debit card interchange fee income	1,213	1,321	3,745	3,792
Net gain / loss on sales, calls and impairment of securities	-	(850)	(126)	(5,871)
Other	783	597	1,822	1,844
Total non interest income	7,823	7,888	80,004	49,297

Non interest expenses:
Salaries and employee benefits	13,399	12,652	43,743	39,815
Occupancy and equipment, net	5,114	5,474	16,585	16,811
Communication and transportation	887	1,056	4,075	4,000
Marketing and development	722	722	10,116	12,362
FDIC insurance expense	586	999	2,485	4,053
Bank franchise tax expense	642	685	2,432	1,957
Data processing	660	766	1,978	2,315
Debit card interchange expense	299	702	1,234	2,070
Supplies	219	463	1,597	1,739
Other real estate owned expense	562	82	1,365	2,065
FHLB advance prepayment expense	-	-	1,531	-
Other	2,032	2,138	13,765	8,748
Total non interest expenses	25,122	25,739	100,906	95,935

Income before income tax expense	10,957	8,458	92,509	61,057
Income tax expense	3,647	2,797	32,174	22,770

Net income	$7,310	$5,661	$60,335	$38,287

	As of and for the		As of and for the
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2010	2009	2010	2009
Per Share Data:
Basic average shares outstanding	20,917	20,779	20,857	20,731
Diluted average shares outstanding	20,988	20,922	20,945	20,891

End of period shares outstanding:
Class A Common Stock	18,627	18,485	18,627	18,485
Class B Common Stock	2,308	2,309	2,308	2,309

Book value per share	$17.71	$15.14	$17.71	$15.14
Tangible book value per share	16.84	14.24	16.84	14.24

Earnings per share:
Basic earnings per Class A Common Stock	0.35	0.27	2.90	1.85
Basic earnings per Class B Common Stock	0.34	0.26	2.86	1.82
Diluted earnings per Class A Common Stock	0.35	0.27	2.89	1.84
Diluted earnings per Class B Common Stock	0.34	0.26	2.85	1.80

Cash dividends declared per share:
Class A Common Stock	0.143	0.132	0.418	0.385
Class B Common Stock	0.130	0.120	0.380	0.350

Performance Ratios:
Return on average assets	0.92%	0.74%	2.25%	1.47%
Return on average equity	7.92	7.11	22.50	16.55
Efficiency ratio (2)	74	71	48	50

Yield on average earning assets	4.65	5.23	6.16	7.06
Cost of interest-bearing liabilities	1.46	1.77	1.37	1.90
Net interest spread	3.19	3.46	4.79	5.16
Net interest margin	3.49	3.79	5.08	5.50

Asset Quality Ratios:
Loans on non-accrual status	36,358	40,355	36,358	40,355
Loans past due 90 days or more and still on accrual	-	2	-	2
Total non-performing loans	36,358	40,357	36,358	40,357
Other real estate owned	6,203	3,239	6,203	3,239
Total non-performing assets	42,561	43,596	42,561	43,596
Non-performing loans to total loans	1.69%	1.76%	1.69%	1.76%
Non-performing loans to total loans - Banking Segment	1.69	1.76	1.69	1.76
Non-performing assets to total loans (including OREO)	1.97	1.90	1.97	1.90
Allowance for loan losses to total loans	1.14	0.86	1.14	0.86
Allowance for loan losses to total loans - Banking Segment	1.14	0.86	1.14	0.86
Allowance for loan losses to non-performing loans	68	49	68	49
Net loan charge-offs to average loans	0.05	0.26	0.91	1.32
Net loan charge-offs to average loans - Banking Segment	0.70	0.42	0.46	0.26
Delinquent loans to total loans (3)	1.69	2.23	1.69	2.23
Delinquent loans to total loans - Banking Segment (3)	1.69	2.23	1.69	2.23

Other Information:
End of period full-time equivalent employees	738	745	738	745
Number of banking centers	44	44	44	44

Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Assets:
Cash and cash equivalents	$171,024	$268,489	$322,291	$1,068,179	$138,906
Investment securities	600,834	567,688	460,231	467,235	498,329
Mortgage loans held for sale	5,783	3,309	5,801	5,445	8,597
Loans	2,157,330	2,203,995	2,273,188	2,268,232	2,292,913
Allowance for loan losses	(24,566)	(26,659)	(25,640)	(22,879)	(19,793)
Federal Home Loan Bank stock, at cost	26,274	26,274	26,274	26,248	26,248
Premises and Equipment, net	38,171	37,560	38,300	39,380	39,629
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	50,751	49,628	70,382	56,760	42,424
Total assets	$3,035,769	$3,140,452	$3,180,995	$3,918,768	$3,037,421

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$328,083	$355,761	$473,221	$318,275	$325,641
Interest-bearing	1,409,019	1,470,092	1,425,909	2,284,206	1,352,792
Total deposits	1,737,102	1,825,853	1,899,130	2,602,481	1,678,433

Securities sold under agreements to repurchase and other short-term borrowings	286,510	302,054	275,111	299,580	280,841
Federal Home Loan Bank advances	565,424	565,483	545,564	637,607	699,689
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	34,668	40,056	62,736	21,840	22,295
Total liabilities	2,664,944	2,774,686	2,823,781	3,602,748	2,722,498

Stockholders' equity	370,825	365,766	357,214	316,020	314,923
Total liabilities and Stockholders' equity	$3,035,769	$3,140,452	$3,180,995	$3,918,768	$3,037,421

Average Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Assets:
Investment securities, including FHLB stock	$623,758	$516,746	$474,792	$522,783	$533,202
Federal funds sold and other interest-earning deposits	229,125	245,863	1,093,433	301,090	87,202
Loans and fees, including loans held for sale	2,180,565	2,247,410	2,658,713	2,287,368	2,308,156
Total earning assets	3,033,448	3,010,019	4,226,938	3,111,241	2,928,560
Total assets	3,163,734	3,147,246	4,423,918	3,232,793	3,056,269

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$345,970	$382,006	$635,587	$324,797	$327,173
Interest-bearing deposits	1,471,806	1,444,036	2,406,326	1,544,941	1,376,461
Securities sold under agreements to repurchase and other short-term borrowings	333,299	309,539	324,149	327,056	311,867
Federal Home Loan Bank advances	565,445	554,201	612,379	653,747	655,791
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,411,790	2,349,016	3,384,094	2,566,984	2,385,359
Stockholders' equity	369,279	364,288	338,980	316,855	318,704

Income Statement Data
	Three Months Ended
	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009

Total interest income (4)	$35,270	$36,887	$87,229	$37,477	$38,265
Total interest expense	8,818	8,834	10,357	10,087	10,529
Net interest income	26,452	28,053	76,872	27,390	27,736

Provision for loan losses	(1,804)	2,980	16,790	5,197	1,427

Non interest income:
Service charges on deposit accounts	3,847	4,009	3,872	4,752	4,990
Electronic refund check fees	293	5,052	53,168	17	137
Net RAL securitization income	8	25	195	16	26
Mortgage banking income	1,679	1,403	1,012	1,663	1,667
Debit card interchange fee income	1,213	1,312	1,220	1,322	1,321
Net gain / loss on sales, calls and impairment of securities	-	(57)	(69)	49	(850)
Other	783	560	479	505	597
Total non interest income	7,823	12,304	59,877	8,324	7,888

Non interest expenses:
Salaries and employee benefits	13,399	12,966	17,378	11,358	12,652
Occupancy and equipment, net	5,114	5,053	6,418	5,559	5,474
Communication and transportation	887	719	2,469	1,354	1,056
Marketing and development	722	802	8,592	784	722
FDIC insurance expense	586	782	1,117	940	999
Bank franchise tax expense	642	645	1,145	686	685
Data processing	660	598	720	702	766
Debit card interchange expense	299	286	649	1,026	702
Supplies	219	346	1,032	659	463
Other real estate owned expense	562	502	301	188	82
FHLB advance prepayment expense	-	-	1,531	-	-
Other	2,032	1,946	9,787	2,294	2,138
Total non interest expenses	25,122	24,645	51,139	25,550	25,739

Income before income tax expense	10,957	12,732	68,820	4,967	8,458
Income tax expense	3,647	4,335	24,192	1,123	2,797

Net income	$7,310	$8,397	$44,628	$3,844	$5,661

	As of and for the Three Months Ended
	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Per Share Data:
Basic average shares outstanding	20,917	20,840	20,814	20,802	20,779
Diluted average shares outstanding	20,988	20,958	20,872	20,890	20,922

End of period shares outstanding:
Class A Common Stock	18,627	18,546	18,502	18,499	18,485
Class B Common Stock	2,308	2,308	2,309	2,309	2,309

Book value per share	$17.71	$17.55	$17.17	$15.19	$15.14
Tangible book value per share	16.84	16.67	16.27	14.28	14.24

Earnings per share:
Basic earnings per Class A Common Stock	0.35	0.40	2.15	0.19	0.27
Basic earnings per Class B Common Stock	0.34	0.39	2.13	0.17	0.26
Diluted earnings per Class A Common Stock	0.35	0.40	2.14	0.19	0.27
Diluted earnings per Class B Common Stock	0.34	0.39	2.13	0.17	0.26

Cash dividends declared per share:
Class A Common Stock	0.143	0.143	0.132	0.132	0.132
Class B Common Stock	0.130	0.130	0.120	0.120	0.120

Performance Ratios:
Return on average assets	0.92%	1.07%	4.04%	0.48%	0.74%
Return on average equity	7.92	9.22	53.63	4.85	7.11
Efficiency ratio (2)	74	61	37	72	71

Yield on average earning assets	4.65	4.90	8.25	4.82	5.23
Cost of interest-bearing liabilities	1.46	1.50	1.22	1.57	1.77
Net interest spread	3.19	3.40	7.03	3.25	3.46
Net interest margin	3.49	3.73	7.27	3.52	3.79

Asset Quality Data:
Loans on non-accrual status	36,358	37,669	39,955	43,136	40,355
Loans past due 90 days or more and still on accrual	-	-	4	8	2
Total non-performing loans	36,358	37,669	39,959	43,144	40,357
Other real estate owned	6,203	6,359	6,203	4,772	3,239
Total non-performing assets	42,561	44,028	46,162	47,916	43,596
Non-performing loans to total loans	1.69%	1.71%	1.76%	1.90%	1.76%
Non-performing loans to total loans - Banking Segment	1.69	1.71	1.78	1.90	1.76
Non-performing assets to total loans (including OREO)	1.97	1.99	2.03	2.11	1.90
Allowance for loan losses to total loans	1.14	1.21	1.13	1.01	0.86
Allowance for loan losses to total loans - Banking Segment	1.14	1.21	1.07	1.01	0.86
Allowance for loan losses to non-performing loans	68	71	64	53	49
Net loan charge-offs to average loans	0.05	0.35	2.11	0.37	0.26
Net loan charge-offs to average loans - Banking Segment	0.70	0.40	0.31	0.59	0.42
Delinquent loans to total loans (3)	1.69	1.72	1.76	1.98	2.23
Delinquent loans to total loans - Banking Segment (3)	1.69	1.72	1.78	1.98	2.23

Other Information:
End of period full-time equivalent employees	738	740	749	735	745
Number of banking centers	44	44	44	44	44

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between Traditional Banking, Mortgage Banking and Tax Refund Solutions (“TRS”). They are also distinguished by the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar. Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; RAL fees and ERC/ERD fees provide the majority of the revenue from TRS. All Company operations are domestic. Segment information for the three and nine months ended September 30, 2010 and 2009 follows:

	Three Months Ended September 30, 2010
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$26,341	$13	$98	$26,452
Provision for loan losses	1,726	(3,530)	-	(1,804)

Electronic Refund Check fees	-	293	-	293
Net RAL securitization income	-	8	-	8
Mortgage banking income	-	-	1,679	1,679
Net gain on sales, calls and impairment of securities	-	-	-	-
Other non interest income	5,764	43	36	5,843
Total non interest income	5,764	344	1,715	7,823

Total non interest expenses	22,277	2,279	566	25,122

Gross operating profit	8,102	1,608	1,247	10,957
Income tax expense	2,627	641	379	3,647
Net income	$5,475	$967	$868	$7,310

Segment assets	$3,005,971	$13,412	$14,008	$3,033,391

Net interest margin	3.49%	NM	NM	3.49%

	Three Months Ended September 30, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$27,576	$47	$113	$27,736
Provision for loan losses	2,309	(882)	-	1,427

Electronic Refund Check fees	-	137	-	137
Net RAL securitization income	-	26	-	26
Mortgage banking income	-	-	1,667	1,667
Net loss on sales, calls and impairment of securities	(850)	-	-	(850)
Other non interest income	6,864	18	26	6,908
Total non interest income	6,014	181	1,693	7,888

Total non interest expenses	23,132	2,283	324	25,739

Gross operating profit	8,149	(1,173)	1,482	8,458
Income tax expense	2,855	(565)	507	2,797
Net income	$5,294	$(608)	$975	$5,661

Segment assets	$3,012,018	$7,966	$17,437	$3,037,421

Net interest margin	3.79%	NM	NM	3.79%

	Nine Months Ended September 30, 2010
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$80,364	$50,729	$284	$131,377
Provision for loan losses	9,502	8,464	-	17,966

Electronic Refund Check fees	-	58,513	-	58,513
Net RAL securitization income	-	228	-	228
Mortgage banking income	-	-	4,094	4,094
Net gain on sales, calls and impairment of securities	(126)	-	-	(126)
Other non interest income	17,183	53	59	17,295
Total non interest income	17,057	58,794	4,153	80,004

Total non interest expenses	70,567	28,273	2,066	100,906

Gross operating profit	17,352	72,786	2,371	92,509
Income tax expense	5,593	25,862	719	32,174
Net income	$11,759	$46,924	$1,652	$60,335

Segment assets	$3,005,971	$13,412	$14,008	$3,033,391

Net interest margin	3.62%	NM	NM	5.08%

	Nine Months Ended September 30, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$82,905	$52,880	$688	$136,473
Provision for loan losses	9,425	19,353	-	28,778

Electronic Refund Check fees	-	25,272	-	25,272
Net RAL securitization income	-	498	-	498
Mortgage banking income	-	-	9,358	9,358
Net loss on sales, calls and impairment of securities	(5,871)	-	-	(5,871)
Other non interest income	19,912	50	78	20,040
Total non interest income	14,041	25,820	9,436	49,297

Total non interest expenses	71,212	23,632	1,091	95,935

Gross operating profit	16,309	35,715	9,033	61,057
Income tax expense	5,428	14,290	3,052	22,770
Net income	$10,881	$21,425	$5,981	$38,287

Segment assets	$3,012,018	$7,966	$17,437	$3,037,421

Net interest margin	3.79%	NM	NM	5.50%

_____________________________________
(1) – The amount of loan fee income included in total interest income was $924,000 and $763,000 for the quarters ended September 30, 2010 and 2009. The amount of loan fee income included in total interest income was $54.2 million and $59.8 million for the nine months ended September 30, 2010 and 2009.

(2) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net loss on sales, calls and impairment of investment securities.

(3) – Equals total loans over 30 days past due divided by total loans.

(4) – The amount of loan fee income included in total interest income per quarter was as follows: $924,000 (quarter ended September 30, 2010), $2.1 million (quarter ended June 30, 2010), $51.2 million (quarter ended March 31, 2010), $900,000 (quarter ended December 31, 2009) and $763,000 (quarter ended September 30, 2009).

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer